certification

Jeffrey Hays, President, and Keith Hays, Treasurer of Hays Series Trust (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended January 31, 2016 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and the Registrant.

President/Principal Executive Officer           Treasurer/Principal Financial Officer

Hays Series Trust                                        Hays Series Trust

/s/ Jeffrey Hays                                         /s/ Keith Hays

Jeffrey Hays                                             Keith Hays

Date: 4/1/16                                             Date: 4/1/16

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Hays Series Trust and will be retained by the Hays Series Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.